September 1, 1999



                                September 1, 1999
Dear :

         USX Corporation (the "Corporation") recognizes that your contribution to the growth and success of the Corporation will continue to be substantial and desires to assure the Corporation of your continued employment. In this connection, the Board of Directors of the Corporation (the "Board') recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders.
         Accordingly, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Corporation's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Corporation.
         In order to induce you to remain in the employ of the Corporation, the Corporation agrees that you shall receive the severance benefits set forth in this letter agreement ("Agreement") in the event your employment with the Corporation is terminated subsequent to a "Change in Control of the Corporation" (as defined in Section 2 hereof) under the circumstances described below.

         1. Term of Agreement. This Agreement will commence on the date hereof and shall continue in effect until December 31, 2000; provided, however, that commencing on January 1, 2001 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 1 of the preceding year, the Corporation shall have given notice that it does not wish to extend this Agreement; provided, further, if a Change in Control of the Corporation shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of twenty-four (24) months beyond the month in which such Change in Control of the Corporation occurred.

          2.  Change in Control of the Corporation.

          (a) No benefits shall be payable hereunder unless there shall have been a Change in Control of the Corporation, as set forth below. For purposes of this Agreement, a "Change in Control of the Corporation" and "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if

              (i) any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities; provided, however, that for purposes of this Agreement the term "Person" shall not include (A) the Corporation or any of its subsidiaries,
     (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; or

              (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including but not limited to a consent solicitation, relating to the election of directors of the Corporation)

     whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-

     thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

              (iii)there is consummated  a merger or consolidation of the

     Corporation or a subsidiary thereof with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Corporation outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the parent of such surviving entity), or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation, or there is consummated the sale or other disposition of all or substantially all of the Corporation's assets.

          (b)  You agree that, subject to the terms and conditions of this

Agreement, in the event of a Change in Control of the Corporation, you will remain in the employ of the Corporation for a period of three (3) months from the occurrence of such Change in Control of the Corporation; provided, however,

that if during such three-month period (i) your employment is involuntarily terminated by the Corporation other than for Cause, or (ii) you terminate your employment during such three-month period for Good Reason, you shall not be required to remain in the Corporation's employ.  The foregoing shall in no event limit or otherwise affect your rights under any other provision of this

Agreement,

          (c)  For purposes of this Agreement, a "potential Change in Control of the Corporation" shall be deemed to have occurred if

              (i)  the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the

     Corporation;

              (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Corporation;

              (iii)any Person, who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 9.5% or more of the combined voting power of the Corporation's then outstanding securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or

              (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential Change in Control of the

     Corporation has occurred.

You agree that, subject to the terms and conditions of this Agreement, in the event of a potential Change in Control of the Corporation, you will remain in the employ of the Corporation until the earliest of (i) a date which is six (6)

months from the occurrence of such potential Change in Control of the

Corporation, (ii) the termination by you of your employment by reason of your death or Disability, as defined in Subsection 3(a), or (iii) a date which is three (3) months from the occurrence of a Change in Control of the Corporation.

         3.    Termination Following a Change in Control of the Corporation.  If

any of the events described in section 2(a) hereof constituting a Change in

Control of the Corporation shall have occurred, you shall be entitled to the benefits provided in Section 4(d) hereof upon the termination of your employment during the term of this Agreement unless such termination is (i) because of your death or Disability, (ii) by the Corporation for Cause, (iii) by you other than for Good Reason or (iv) on or after the date that you attain age sixty-five

(65).  Notwithstanding the foregoing, if the Corporation shall have terminated your employment at any time during the term of this Agreement for Cause, then you shall be entitled only to the normal base salary and other employee benefits provided in Section 4(b).  In the event your employment with the Corporation is terminated for any reason prior to the occurrence of a Change in Control, you shall not be entitled to any benefits hereunder; provided, however, that if your employment is terminated prior to a Change in Control without Cause at the direction of a person who has entered into an agreement with the Corporation,

the consummation of which will constitute a Change in Control, your employment shall be deemed to have terminated following a Change in Control.  Your entitlement to benefits under any of the Corporation's retirement plans will not adversely affect your rights to receive payments hereunder.

               (a)  Disability.  If, as a result of your incapacity due to physical or mental illness which in the opinion of a licensed physician renders you incapable of performing your assigned duties with the Corporation, you shall have been absent from the full-time performance of your duties with the

Corporation for six (6) consecutive months, and within thirty (30) days after written notice of termination is given you shall not have returned to the full-

time performance of your duties, the Corporation may terminate your employment for "Disability."

               (b)  Cause.  Termination by the Corporation of your employment for "Cause" shall mean termination upon (i) the willful and continued failure by you to substantially perform your duties with the Corporation (other than any such failure resulting from termination by you for Good Reason), after a demand for substantial performance is delivered to you that specifically identifies the manner in which the Corporation believes that you have not substantially performed your duties, and you have failed to resume substantial performance of your duties on a continuous basis within fourteen (14) days of receiving such demand, (ii) the willful engaging by you in conduct which is demonstrably and materially injurious to the Corporation, monetarily or otherwise or (iii) your conviction of a felony or conviction of a misdemeanor which impairs your ability substantially to perform your duties with the Corporation.  For purposes of this

Subsection, no act, or failure to act, on your part shall be deemed "willful"

unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the

Corporation.

               (c)  Good Reason.  You shall be entitled to terminate your employment for Good Reason.  For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, the occurrence after a Change in

Control of the Corporation of any one or more of the following:

                (i) the assignment to you of duties inconsistent with your position immediately prior to the Change in Control or a reduction or alteration in the nature of your position, duties, status or responsibilities from those in effect  immediately prior to the Change in Control;

                (ii)     a reduction by the Corporation in your base salary as

in effect on the date hereof (without regard to any temporary reduction effected by the Corporation prior to a Change in Control) or as the same shall be increased from time to time ("Base Salary") except for across-the-board temporary salary reductions similarly affecting all senior executives of the

Corporation and all senior executives of any person in control of the

Corporation;

                (iii)    the Corporation's requiring you to be based at a

location in excess of seventy-five (75) miles from the location where you are based immediately prior to the Change in Control;

                (iv)     the failure by the Corporation to continue in effect

any of the Corporation's employee benefit plans, programs, policies, practices or arrangements in which you participate (or substantially equivalent successor or replacement employee benefit plans, programs, policies, practices or arrangements) or the failure by the Corporation to continue your participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed immediately prior to the Change in Control;

                 (v)     the failure of the Corporation to obtain a satisfactory

agreement from any successor to the Corporation to assume and agree to perform this Agreement, as contemplated in Section 5 hereof; and

                 (vi)    any purported termination by the Corporation of your

employment that is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph (d) below, and for purposes of this Agreement,

no such purported termination shall be effective.  Your right to terminate your employment pursuant to this Subsection shall not be affected by your incapacity due to physical or mental illness.  Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

               (d)  Notice of Termination.  Any termination by the Corporation for Cause or by you for Good Reason shall be communicated by Notice of

Termination to the other party hereto.  For purposes of this Agreement, a

"Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

               (e)  Date of Termination.  "Date of Termination" shall mean the date specified in the Notice of Termination where required or in any other case upon ceasing to perform services to the Corporation; provided that if within thirty (30) days after any Notice of Termination one party notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date finally determined to be the Date of Termination, either by mutual written agreement of the parties or by a binding and final arbitration award.

         4.    Compensation Upon Termination or During Disability.  Following a

Change in Control of the Corporation, as defined in Section 2 hereof, upon termination of your employment or during a period of disability you shall be entitled to the following benefits:

               (a)  During any period that you fail to perform your full-time duties with the Corporation as a result of incapacity due to physical or mental illness, you shall continue to receive your Base Salary at the rate in effect at the commencement of any such period, until your employment is terminated pursuant to Section 3(a) hereof.  Thereafter, your benefits shall be determined in accordance with the Corporation's retirement, insurance and other applicable programs and plans then in effect.

               (b)  If your employment shall be terminated by the Corporation for Cause or by you other than for Good Reason, the Corporation shall pay you your full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given or on the Date of Termination if no

Notice of Termination is required hereunder, plus all other amounts to which you are entitled under any compensation plan of the Corporation at the time such payments are due, and the Corporation shall have no further obligations to you under this Agreement.

               (c)  If your employment terminates by reason of your death, your benefits shall be determined in accordance with the Corporation's retirement,

survivor's benefits, insurance and other applicable programs and plans, then in effect.

               (d)  If your employment by the Corporation shall be terminated

(i) by the Corporation other than for Cause or Disability or (ii) by you for

Good Reason, you shall be entitled to the benefits (the "Severance Payments")

provided below:

                      (A)     the Corporation shall pay you your full Base

     Salary through the Date of Termination at the rate in effect at the time

     Notice of Termination is given, or the Date of Termination where no Notice of Termination is required hereunder;

                      (B)the Corporation will pay as severance benefits to you,

     not later than the fifth day following the Date of Termination, a lump sum severance payment (the "Severance Payment") equal to the product of (1) a fraction, the numerator of which is equal to the lesser of (x) thirty-six

     (36) or (y) the number of full and partial months existing between the Date of Termination and your sixty-fifth (65th) birthday and the denominator of which is equal to twelve (12), and (2) the sum of (x) your annual Base

     Salary in effect immediately prior to the occurrence of the circumstances giving rise to such termination, and (y) the amount, if any, of the highest annual bonus awarded to you under any annual bonus plan of the Corporation in the three (3) years immediately preceding the Date of Termination;

                      (C)     in lieu of shares of the class of common stock of

     the Corporation ("Option Shares") issuable to you upon exercise of outstanding options ("Options"), granted to you under any option or incentive plan of the Corporation (which Options shall be cancelled upon the making of the payment referred to below), you shall receive an amount in cash equal to the product of (i) the higher of the closing price of

     Option Shares reported on the New York Stock Exchange on the Date of

     Termination or the highest per share price for Option Shares actually paid in connection with any Change in Control of the Corporation, less the per share exercise price of each Option held by you, times (ii) the number of

     Option Shares covered by each such Option;

                      (D) for a twenty-four (24) month period after such

     termination, the Corporation will arrange to provide you at the

     Corporation's expense with life, disability, accident and health insurance benefits substantially similar to those which you were receiving immediately prior to the Notice of Termination; but benefits otherwise receivable by you pursuant to this Subsection (D) shall be reduced to the extent comparable benefits are actually received by you during the twenty-

     four (24) month period following your termination, and any such benefits actually received by you shall be reported to the Corporation;

                      (E)     in addition to the retirement benefits to which

     you are entitled under the United States Steel Corporation Plan for Non-

     Union Employee Pension Benefits, the USX Corporation Non-Tax Qualified

     Pension Plan, and the USX Corporation Executive Management Supplemental

     Pension Program or any successor plan or similar plans (the "Pension

     Plans") and the retiree medical, life and other similar benefits to which you are entitled under the Corporation's welfare benefit plans or any successor plan or plans thereto (the "Welfare Plans"), the Corporation shall pay you not later than the fifth day following the Date of

     Termination, a lump sum, in cash, equal to the actuarial equivalent of the excess of (x) the retirement pension and the medical, life and other benefits that would be payable to you if (i) you were terminated under conditions that entitled you to the highest benefit available under the

     Pension and Welfare Plans given your age, service and salary as of the Date of Termination and (ii) you had been absent due to layoff for a one-year period ending on the Date of Termination without regard to any amendment to the Pension or Welfare Plans made subsequent to a Change in Control of the

     Corporation and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement or welfare benefits thereunder over (y) the retirement pension that you are entitled to receive under the Pension Plans and the medical, life and other benefits that you are entitled to receive under the Welfare Plans (for purposes of this Subsection, "actuarial equivalent" shall be determined using the same methods and assumptions utilized under the United States Steel Corporation

     Plan for Non-Union Employee Pension Benefits immediately prior to the

     Change in Control of the Corporation); and

                      (F)     In addition to the benefits you are entitled to

     under the USX Corporation Savings Fund Plan and/or the Marathon Thrift Plan

     and the related supplemental savings plans ("Savings Plans"), the

     Corporation shall pay you not later than the fifth day following the Date of Termination, a lump sum, in cash, equal to the excess of (x) the amount you would have been entitled to under the Savings Plans determined as if you were fully vested thereunder on the Date of Termination, over (y) the amount you are entitled to under the Savings Plans on the Date of

     Termination.

               (e)  In the event that you become entitled to the Severance

Payments, if any of the Severance Payments or other portion of the Total

Payments (as defined below) will be subject to the tax (the "Excise Tax")

imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the

"Code"), the Corporation shall pay to you at the time specified in paragraph

(f), below, an additional amount (the "Gross-Up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the Severance

Payments and such other Total Payments and any federal, state and local income tax, FICA-Health Insurance tax, and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Severance Payments and such other Total

Payments.  For purposes of determining whether any of the payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by you in connection with a

Change in Control of the Corporation or your termination of employment whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a Change in

Control of the Corporation or any person affiliated with the Corporation or such person (together with the Severance Payment, the "Total Payments") shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the

Code, and all "excess parachute payments" within the meaning of section

280G(b)(1) shall be treated as subject to the Excise Tax, except to the extent that in the opinion of tax counsel selected by the Corporation's independent auditors and acceptable to you such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments

(in whole or in part) represent reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code in excess of the base amount within the meaning of section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Corporation's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.  In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of your employment, you shall repay to the Corporation at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax, and federal and state and local income tax , and FICA-Health Insurance tax imposed on the portion of the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax or FICA-Health Insurance tax, and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code.  In the event that the

Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of your employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the

Gross-Up Payment), the Corporation shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess)

at the time that the amount of such excess is finally determined.

               (f)  The payments provided for in paragraphs (d) and (e) above shall be made not later than the fifth day following the Date of Termination;

provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Corporation shall pay to you on such day an estimate as determined in good faith by the Corporation of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination.  In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due,

such excess shall constitute a loan by the Corporation to you payable on the fifth day after demand by the Corporation (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

              (g)   The Corporation shall also pay to you all legal fees and

expenses incurred by you as a result of such termination of employment

(including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the

Code to any payment or benefit provided hereunder).

              (h)   You shall not be required to mitigate the amount of any

payment provided for in this Section 4 by seeking other employment or otherwise,

nor shall the amount of any payment provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer after the Date of Termination, or otherwise.

         5.    Successors; Binding Agreement.

              (a)   The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation or of any division or subsidiary thereof employing you to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the

Corporation would be required to perform it if no such succession had taken place.  Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Corporation in the same amount and on the same terms as you would be entitled hereunder if you terminate your employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

              (b)   This Agreement shall inure to the benefit of and be

enforceable by your personal or legal representatives, executors,

administrators, successors, heirs, distributees, devisees and legatees.  If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, to your devisee, legatee or other designee or, if there is not such designee, to your estate.

          6.   Notice.  For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement.

          7.   Miscellaneous.  No provision of this Agreement may be modified,

 waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

          8.   Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          9.   Counterparts.  This Agreement may be executed in several

 counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          10.  Claims and Arbitration.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this

Agreement.

         11.   Entire Agreement.  This Agreement supersedes any other agreement or understanding between the parties hereto with respect to the issues that are the subject matter of this Agreement.

         12.   Effective Date.  This Agreement shall become effective as of the date set forth above.  If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter which will then constitute our agreement on this subject.

                                   Sincerely,

                             USX CORPORATION



                             By____________________________

                                  Dan D. Sandman
                                  General Counsel, Secretary
                                  and Senior Vice President-
                                  Human Resources & Public Affairs


Agreed to this ______ day of
September, 1999.

By_______________________